Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Precision Strip, Inc. Retirement and Savings Plan

Minster, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147226) of our report dated June 25, 2010 relating to the financial statements and supplemental schedule of the Precision Strip, Inc. Retirement and Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Los Angeles, California

June 25, 2010